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                                                                   EXHIBIT 10.64

ADC
APPLIED DATA COMMUNICATIONS

May 15, 2001

Mr. George M. Colin
23412 Pacific Park Dr # 20 H
Aliso Viejo, CA 92656

Dear Mr. Colin:

Your note agreement with Applied Data Communications, Inc. ("ADC") provides for the exchange of such note into registered shares of ADC's common stock in quantity to include all principal, interest and fees, at the rate of one share for every $.80 of such principal, fees and interest.

ADC has been endeavoring to implement such conversion for the past several weeks. We have been advised by counsel that the specific shares we anticipated using for this purpose, would no longer be considered as "registered". Although the shares were considered as registered at one time, their reacquisition by an "affiliate" of ADC, as defined, changes their status to that of unregistered shares.

Consequently, ADC is currently unable to provide such shares, pursuant to our obligation to you. Reflecting on this, and in discussions with Mr. George M. Colin, an advisor to the company, ADC is offering an alternative conversion program which we believe will be beneficial to you.

ADC is offering to convert your note into ADC preferred stock, Series B, which is convertible into common shares, at the rate of 100 shares of common for each share of the Series B preferred stock, with voting privileges based on the number of common shares into which the Series B preferred stock is convertible.

As George may have already have advised you, as a further acknowledgment of the alteration this represents to your agreement, ADC is offering to adjust the number of Series B preferred shares upward by 20%. This will provide to you an additional 20% common shares, over that to which you would otherwise have received. ADC will convert such Series B shares to common shares, and to register such shares within the fourth calendar quarter of 2001.

Should you elect not to accept this offer, ADC will provide registered common shares prior to the end of ADC's fiscal third quarter.

ADC apologizes for the inconvenience this may represent to you, and sincerely hopes that you will find this to be an acceptable compensation for the accommodation we are requesting.

Anticipating your continued support, we are enclosing a new certificate for the appropriate number of Series B shares. We request that you acknowledge receipt of such shares, by executing the duplicate copy of this document below, and returning it to ADC.

Thank you once again for your continued support.



      3324 South Susan  Santa Ana  California 92704  Phone 714.668.5200
                               Fax  714.668.5229
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Sincerely,

/s/ Walter J. Kane

Walter J. Kane
Chief Executive Officer


AGREED AND ACCEPTED:


(Name)


(Date)
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                                   AGREEMENT

WHEREAS, Applied Data Communications, Inc., ("ADC" or Borrower") requires additional financing to capitalize on business opportunities, presently available to it, and George Colin ("Colin" or "Lender") is willing to provide such financing ("Borrowing") under terms and conditions as set forth below,

NOW THEREFORE, ADC and Colin (collectively "Parties"), in exchange for the foregoing and other good and valuable consideration, do hereby agree and covenant as follows:

1. Amount of Borrowing.
Amount of the Borrowing shall be $200,000.

2. Rate, Fees.
Commencing August 1, 2000, for a four month period, Borrower shall compensate Lender with interest paid monthly, in the amount of 1% per month, in addition to administrative fees paid monthly, in the amount of 1% per month. All interest and fees as computed hereunder shall be due by the tenth calendar day of each month, for the prior month. Lender agrees to accept interest and fees in registered shares of common stock of the Borrower, valued at $.50 per share. Borrower agrees to pay Lender in said stock for the four month loan period, without consideration of the date of equity conversion of the principal loan prior to the loan termination date.

3. Term, Prepayment.
Amount of the Borrowing shall be repayable in its entirety on November 30, 2000. Said Borrowing may be repaid in whole or in part, by the Borrower, without premium or penalty, at any time prior to the Maturity Date, at the option of the Borrower, provided, however, that the Lender shall be entitled to retain all options as defined under paragraph 4 hereunder, regardless of whether borrowing is prepaid.

4. Additional Consideration.
Borrower shall grant Lender options to purchase 250,000 shares of registered common stock of the Borrower, at a price of $.80 per common share, such options being available for a twenty-four month period, commencing December 1, 2000 until December 1, 2002.

5. Extension
Parties agree that the note may be extended on a month-to-month basis, after the maturity date indicated herein, at the sole discretion of the Lender. Should the lender agree to such extension(s), Borrower agrees to pay such interest and fees, at the same rates as indicated above, and to provide Lender with additional options to purchase additional shares of registered common stock of Borrower, at a price of $.80 per share, at the rate of 25,000 options for each month extended. Should the Lender require repayment of the borrowing at the maturity of the note, but the Borrower be unable to repay the note at that time, Lender may, at Lender's option, agree to permit extension of the note under such duress
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circumstance ("Duress" extension).  Should Lender permit such "Duress" extension of the note, Borrower agrees to provide Lender with additional options to purchase additional shares of registered common stock of Borrower, at a price of $.80 per share, at the rate of 50,000 options for each month extended under this "Duress" extension. All options awarded pursuant to this paragraph shall have a life of twelve months, subject provisions of paragraph 4, above, regarding re-activation of public trading of Borrower's common stock.

6. Legal and Collection Fees.
Borrower agrees to compensate Lender for reasonable legal and collection fees and expense incurred by Lender, in the event that Borrower is unable to repay Borrowing when due.

7. Default, Waivers.
Note shall be in default, should principal, interest or fees remain unpaid for more than ten days, after the end of the month. Failure of Lender to declare a default shall not constitute a waiver or of such default or of any subsequent default. No delay on the part of the Lender in exercising any power or right under this Agreement shall operate as a waiver of the power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right. The rights and remedies specified herein are cumulative and not exclusive of any rights and remedies that the Lender may otherwise possess.

8. Modification.
The terms of this Agreement shall not be varied, altered or modified except in writing signed by the Borrower and the Lender.

9. Jurisdiction, Arbitration
The provisions of this Agreement are to be construed according to, and are to be governed by the laws of the State of California.

IN WITNESS WHEREOF, Parties acknowledge their agreement with the aforementioned terms and conditions, by their signatures, as indicated below.

Applied Date Communications, Inc.       George Colin

By: /s/ Walter J. Kane                  /s/ George M. Colin
Walter J. "Pat" Kane

Its  Chief Executive Officer

Date: 9-12-00                           Date: 9-12-2000
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                                   AGREEMENT

WHEREAS, Applied Data Communications, Inc., ("ADC" or Borrower") requires additional financing to capitalize on business opportunities, presently available to it, and George Colin ("Colin" or "Lender") is willing to provide such financing ("Borrowing") under terms and conditions as set forth below,

NOW THEREFORE, ADC and Colin (collectively "Parties"), in exchange for the foregoing and other good and valuable consideration, do hereby agree and covenant as follows:

1. Amount of Borrowing.
Amount of the Borrowing shall be $200,000.

2. Rate, Fees.
Commencing August 1, 2000, for a four month period, Borrower shall compensate Lender with interest paid monthly, in the amount of 1% per month, in addition to administrative fees paid monthly, in the amount of 1% per month. All interest and fees as computed hereunder shall be due by the tenth calendar day of each month, for the prior month. Lender agrees to accept interest and fees in registered shares of common stock of the Borrower, valued at .50 per share. Borrower agrees to pay Lender in said stock for the six month loan period, without consideration of the date of equity conversion of the principal loan prior to the loan termination date.

3. Term, Prepayment.
Amount of the Borrowing shall be repayable in its entirety on May 31, 2001. Said Borrowing may be repaid in whole or in part, by the Borrower, without premium or penalty, at any time prior to the Maturity Date, at the option of the Borrower, provided, however, that the Lender shall be entitled to retain all options as defined under paragraph 4 hereunder, regardless of whether borrowing is prepaid.

4. Additional Consideration.
Borrower shall grant Lender options to purchase 250,000 shares of registered common stock of the Borrower, at a price of $.80 per common share, such options being available for a twenty-four month period, commencing December 1, 2000 until December 1, 2002.

5. Legal and Collection Fees.
Borrower agrees to compensate Lender for reasonable legal and collection fees and expense incurred by Lender, in the event that Borrower is unable to repay Borrowing when due.

6. Default, Waivers.
Note shall be in default, should principal, interest or fees remain unpaid for more than ten days, after the end of the month. Failure of Lender to declare a default shall not constitute a
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waiver or of such default or of any subsequent default. No delay on the part of the Lender in exercising any power or right under this Agreement shall operate as a waiver of the power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right. The rights and remedies specified herein are cumulative and not exclusive of any rights and remedies that the Lender may otherwise possess.

7. Modification.
The terms of this Agreement shall not be varied, altered or modified except in writing signed by the Borrower and the Lender.

8. Conversion.
Conversion of borrowings as defined hereunder, shall occur on or before March 31, 2001. Lender agrees to convert principal amount ($200,000) to 250,000 shares of the Borrower's registered common stock (price of $.80 per common share). All shares acquired by Lender in the equity conversion and earned per paragraph 2 hereto, in addition to shares earned per paragraph 2 of the predecessor loan agreement, dated September 12, 2000, will be issued prior to April 15, 2001.

9. Jurisdiction, Arbitration
The provisions of this Agreement are to be construed according to, and are to be governed by the laws of the State of California.

IN WITNESS WHEREOF, Parties acknowledge their agreement with the aforementioned terms and conditions, by their signatures, as indicated below.

Applied Date Communications, Inc.           George M. Colin
By: /s/ Walter J. Kane                      By: /s/ George M. Colin
Walter J. "Pat" Kane                        George M. Colin

Its: Chief Executive Officer

Date: 12/8/2000                             Date: 12/8/2000
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                                   AGREEMENT

WHEREAS, Applied Data Communications, Inc., ("ADC" or Borrower") requires additional financing to capitalize on business opportunities, presently available to it, and George Colin ("Colin" or "Lender") is willing to provide such financing ("Borrowing") under terms and conditions as set forth below,

NOW THEREFORE, ADC and Colin (collectively "Parties"), in exchange for the foregoing and other good and valuable consideration, do hereby agree and covenant as follows:

1. Amount of Borrowing.
Amount of the Borrowing shall be $200,000.

2. Rate, Fees.
Commencing January 22, 2001, for a three month period ending April 23, 2001, Borrower shall compensate Lender with interest paid monthly, in the amount of 1% per month, in addition to administrative fees paid monthly, in the amount of 1% per month.

3. Term, Repayment.
Payment of this $200,000 loan and $12,000 in interest is due April 23, 2001, and is subject to a grace period of five (5) working days.

4. Default, Remedy.
Should payments as defined above not be received by Lender within the grace period as defined, Loan Agreement will be considered in default. Should default condition occur, Borrower agrees to immediately issue 600,567 shares of registered common stock to Lender, valued at $.353 per share. Further, it is agreed that all defaults under this loan agreement will be cured on the same basis.

5. Additional Consideration.
Borrower shall grant Lender options to purchase 250,000 shares of registered common stock of the Borrower, at a price of $.80 per common share, such options being available for a twenty-four month period, commencing January 22, 2001 until January 22, 2003.

6. No Waivers.
Note shall be in default, should principal, interest or fees remain unpaid for more than five (5) working days after due date, as defined in Para 3, above, or if stock is not issued within five (5) days from due date. Failure of Lender to declare a default shall not constitute a waiver or of such default or of any subsequent default. No delay on the part of the Lender in exercising any power or right under this Agreement shall operate as a waiver of the power or right, nor shall any single or partial exercise of any power or right preclude further exercise
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of that power or right. The rights and remedies specified herein are cumulative and not exclusive of any rights and remedies that the Lender may otherwise possess.

7. Legal and Collection Fees.
Borrower agrees to compensate Lender for reasonable legal and collection fees and expense incurred by Lender, in the event that Borrower is unable to repay Borrowing when due.

8. Modification.
The terms of this Agreement shall not be varied, altered or modified except in writing signed by the Borrower and the Lender.

9. Jurisdiction, Arbitration
The provisions of this Agreement are to be construed according to, and are to be governed by the laws of the State of California.

IN WITNESS WHEREOF, Parties acknowledge their agreement with the aforementioned terms and conditions, by their signatures, as indicated below:

Applied Date Communications, Inc.           George Colin
By: /s/ Walter J. Kane                      /s/ George M. Colin
Walter J. "Pat" Kane

lts: Chief Executive Officer

Date: 1/22/01                               Date: 1/22/2001